UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2022

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Petroleum Drive, Suite 200, Lafayette, Louisiana 70508
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 269-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The Registrant announced today that it has selected Missouri-based Swiecicki & Muskett, LLC (“SM”) to coordinate with the Registrant’s Louisiana-based and New York-based litigation legal counsel on certain pending and forthcoming matters of litigation including, but not limited to, the Registrant’s January 2022 announcement that it had concluded a twelve-month investigation into numerous false and misleading statements about the Registrant. These false statements are posted under pseudonyms and appear to be deliberate attempts to adversely influence the Registrant’s stock price.

The Registrant announced that SM and the Registrant’s Louisiana-based litigation legal counsel will also coordinate with other national litigators who specialize in certain areas of expertise including, but not limited to, (i) New York usury law; and, Securities Act and FINRA violations including aggressive and unyielding predatory lenders; (ii) identifying anonymous cyber-attacks through the internet including any entities that assisted in or permitted the posting of such false statements; and (iii) class action litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REDHAWK HOLDINGS CORP.

Date: July 8, 2022	By:	/s/ G. Darcy Klug
G. Darcy Klug
Chief Financial Officer